Exhibit 23.3

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 2023, relating to the consolidated financial statements of BEP Diamond Topco L.P. for the year ended December 31, 2022 appearing in Patterson-UTI Energy, Inc.’s Current Report on Form 8-K filed on July 17, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.A.

Dallas, Texas

July 17, 2023